Exhibit 99.2
WIRELESS AGE COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEET
December 31, 2009
(Unaudited)
(Stated in US Dollars)

2009
ASSETS
Current
Marketable securities	$373,482
Prepaid expenses	7,172
380,654

Property and equipment	73,864
Due from related parties	2,791,492
$3,246,010

LIABILITIES
Current
Bank indebtedness	$38,947
Accounts payable and accrued liabilities	451,147
Taxes payable	449,706
Accrued special provision	6,838,033
Due to related parties	262,483
$8,040,316

Commitments and contingencies

Minority interest	-

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value
10,000,000 shares authorized, (2009:nil issued and outstanding)	-
Common stock, $0.001 par value
100,000,000 shares authorized, 62,321,592 shares outstanding	62,322
Additional paid-in capital	16,074,044
Treasury stock	15,000
Accumulated deficit	(20,266,995)
Accumulated other comprehensive income	(678,677)
(4,794,306)
$3,246,010

WIRELESS AGE COMMUNICATIONS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2009
(Unaudited)
(Stated in US Dollars)
2009
Operating expenses
Selling and administrative	$929,460
Amortization	22,202
Recovery of note receivable	(134,455)
Write down of note receivable	207,690
Write down of assets	87,837
Loss from operations	(1,112,734)

Other expenses (income)
Interest income	(999,107)
Foreign exchange losses (gains)	(251,613)
Gain on disposition	(1,234,707)
Loss on disposal of investment	344,965
Total other expenses	(2,140,462)

Earnings (loss) before income taxes	1,027,728
Income taxes – deferred and current	-

Earnings per share:
Earnings per share– basic and diluted	$0.017

Weighted average number of common shares outstanding:
Basic and diluted	59,908,488

COMPREHENSIVE INCOME (LOSS)

Net income (loss)	$1,027,728
Other comprehensive income (loss):
Unrealized holding (loss) gain on marketable securities	(894,317)
Foreign exchange translation gain (loss)	966,274
Comprehensive income (loss)	$1,099,685